Exhibit 99.1

Med Diversifed, Inc.

Case No. 02-88564

Reporting Period:  August 31, 2004

Schedule of Cash Receipts and Disbursements

	Payroll - Comerica 6376	Payroll - Bank of America	Current Month	Cumulative
			Actual	Actual

Cash Balance Beginning	$5,000	$55,833	$60,833	$561,825

Recepits
Cash sales			$—	$—
Accounts Receivable			$—	$—
Loans and Advances			$—	$—
Sale of Assets			$—	$—
Other - Cash Transfers from Related Companies	$89,720	$—	$89,720	$2,227,582
Total Receipts	$89,720	$—	$89,720	$2,227,582

Disbursements
Net Payroll	$(89,720)		$(89,720)	$(2,165,704)
Payroll Taxes			$—	$—
Sales, Use and Other Taxes			$—	$—
Inventory Purchases			$—	$—
Rents and Lease Payments			$—	$—
Insurance			$—	$—
Administrative & Selling			$—	$(1,036)
Breakout for CDSI Case File #02-88565			$—	$(560,724)
Other - Cash Transfers from Related Companies			$—	$—
Bank Charges		$(90)	$(90)	$(1,199)
U.S. Trustee Fees			$—	$—
Court Costs			$—	$—
Total Disbursements	$(89,720)	$(90)	$(89,810)	$(2,728,664)

Net Cash Flow	$—	$(90)	$(90)	$(501,082)

Cash End of Month	$5,000	$55,743	$60,742	$60,742

Med Diversified, Inc.

Case #02-88564

STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended August 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$—

Net Revenues	—	—

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	—

General and administrative expenses:
Personnel costs	118,092	3,963,071
Occupancy costs	20,359	477,387
Bad debt expense		—
Other	72,588	471,865

Total General and Administrative Expenses	211,039	4,912,323

Loss from Operations	(211,039)	(4,912,323)

Other Expenses (Income):
Interest expense	317,897	6,920,311
Depreciation and amortization	4,889	234,881
Other (income) expense	(127,354)	(45,750)

Other Expenses - Net	195,432	7,109,442

Loss before Reorganization Items	(406,471)	(12,021,765)

Reorganization Items:
Professional fees	200,594	5,260,700
Other	34,087	890,847

Reorganization Expenses - Net	234,681	6,151,547

Loss Before Income Tax Provision	(641,152)	(18,173,312)

Income Tax Provision	—	—

Net Loss	$(641,152)	$(18,173,312)

Med Diversified, Inc.

Case No. 02-88564

August 31, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date
Assets

Current Assets

Unrestricted Cash and Equivalents	$60,742	$52,528
Due from Subsidiaries/Related Parties	(11,783,424)	541,051
Prepaid Expenses and Other Current Assets	92,572	781,410
Total Current Assets	(11,630,110)	1,374,989

Property, Plant and Equipment-Net

Total Property, Plant and Equipment-Net	54,771	282,089

Other Assets

Goodwill (net)	—	85,938,126
Restricted Cash	—	509,296
Investments	101,958,021	24,201,828
Other Intangibles	—	4,206,543
Deposits	13,200	385,942
Total Other Assets	101,971,221	115,241,735

Total Assets	$90,395,882	$116,898,813

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$4,028,424	$283
Accrued Payroll and Benefit Costs	61,186	31,741
Accrued Other and Other Liabilities	768,320
Total Post-Petition Liabilities	4,857,930	32,024

Liabilities Under Compromise
Unsecured Debt	13,160,333	18,670,348
Secured Debt	54,285,127	57,300,000
Accounts Payable	5,452,361	6,372,077
Accrued Payroll and Benefit Costs	1,314,303	3,198,544
Accrued Other	25,180,283	21,603,449
Related Party Debt/Liability	29,457,537	36,442,840
Total Pre-Petition Liabilities	128,849,944	143,587,258

Total Liabilities	133,707,874	143,619,282

Equity
Common stock	148,666	148,666
Additional Paid in Capital	427,047,153	426,839,095
Common Stock Options	377,250	528,150
Deferred Compensation	—	(125,750)
Treasury Stock	(1,366,047)	(1,366,047)
Stock Subscriptions	(4,400,000)	(4,400,000)
Translation Loss	63,665	63,665
Accumulated Deficit	(465,182,679)	(448,408,248)
Total Equity	(43,311,992)	(26,720,469)

Total Liabilities & Equity	$90,395,882	$116,898,813

Med Diversified, Inc.

Case No. 02-88564

August 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(215,162)	$(387,375)	$(237,324)	$(3,164,375)	$(4,004,236)
Accrued AP	(24,188)	—	—	—	(24,188)
Accrued Salaries	(61,186)	—	—	—	(61,186)
Accrued Incentive Comp	—	—	—	—	—
Accrued PTO	(143,857)	—	—	—	(143,857)
Accrued Expenses	(112,359)	—	—	—	(112,359)
Accrued Fringe Benefits	—	—	—	—	—
Accrued Payroll Taxes	(5,000)				(5,000)
Professional Fees	(507,104)	—	—	—	(507,104)
					—
Total Post Petition Debts	$(1,068,856)	$(387,375)	$(237,324)	$(3,164,375)	$(4,857,930)

1)

Post Petition Accounts Payable to be paid in subsequent check runs in future months based on AP vendor terms and and BK agreements. As of August 31, 2004 included in AP is approximately $3.9 million of invoiced BK and General Professional fees.

2)	Post Petition Salaries were paid in September in accordance with established payroll cycle.
3)	Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.
4)	Accrued Expense primarily represents printing accrual and accrual for board fees.
5)	Accrued payroll taxes represents estimated Employer taxes on accrued payroll to be paid in September
6)	Professional fees represent unbilled fee accrual for BK professional services, general legal and audit fees